Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                          For the Month of May 1999
                      Distribution Date of June 15, 1999
                           Servicer Certificate #26

Original Pool Amount Initial Receivables                  $411,613,980.45
Subsequent Receivables (transferred 5/9/97)                $76,128,743.83
Subsequent Receivables (transferred 5/23/97)               $12,254,010.44

Beginning Pool Balance                                    $177,026,304.16
Beginning Pool Factor                                           0.3629502

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $11,169,515.38
     Interest Collected                                     $1,389,967.09

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $331,286.59
Total Additional Deposits                                     $331,286.59

Repos / Chargeoffs                                            $232,656.94
Aggregate Number of Notes Charged Off                                 114

Total Available Funds                                      $12,890,769.06

Ending Pool Balance                                       $165,624,131.84
Ending Pool Factor                                              0.3395727

Servicing Fee                                                 $147,521.92

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $10,883,852.10
     Target Percentage                                               5.25%
     Target Balance                                         $8,695,266.92
     Minimum Balance                                       $10,499,931.43
     (Release) / Deposit                                     ($383,920.67)
     Ending Balance                                        $10,499,931.43

Current Weighted Average APR:                                       9.913%
Current Weighted Average Remaining Term (months):                   27.86

Delinquencies                                           Dollars        Notes
     Installments:              1 - 30 days          $2,006,614.33     1,283
                                31 - 60 days           $636,970.00       440
                                60+  days              $164,796.63        82

     Total:                                          $2,808,380.96     1,314

     Balances:                  60+  days            $1,479,593.92        82

Memo Item - Reserve Account
     Prior Month                                    $10,499,931.43
+    Invest. Income                                     $41,535.48
+    Excess Serv.                                      $342,385.19
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                              $10,883,852.10

Exhibit 20.4
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of May 1999

                                                                           NOTES
                                                           (Money Market)
                                             TOTAL           CLASS A - 1        CLASS A - 2        CLASS A - 3     CLASS B NOTES
                                       $500,000,000.00     $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                       0.00%              0.00%            100.00%             0.00%
     Coupon                                                        5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance                 $177,026,304.16
Ending Pool Balance                    $165,624,131.84

Collected Principal                     $11,169,515.38
Collected Interest                       $1,389,967.09
Charge - Offs                              $232,656.94
Liquidation Proceeds / Recoveries          $331,286.59
Servicing                                  $147,521.92
Cash Transfer from Reserve Account               $0.00
Total Collections Available
  for Debt Service                      $12,743,247.14

Beginning Balance                      $177,026,304.16              $0.00              $0.00    $159,526,304.16    $17,500,000.00

Interest Due                               $998,689.63              $0.00              $0.00        $897,335.46       $101,354.17
Interest Paid                              $998,689.63              $0.00              $0.00        $897,335.46       $101,354.17
Principal Due                           $11,402,172.32              $0.00              $0.00     $11,402,172.32             $0.00
Principal Paid                          $11,402,172.32              $0.00              $0.00     $11,402,172.32             $0.00

Ending Balance                         $165,624,131.84              $0.00              $0.00    $148,124,131.84    $17,500,000.00
Note / Certificate Pool Factor                                     0.0000             0.0000             0.8416            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                     $12,400,861.95              $0.00              $0.00     $12,299,507.78       $101,354.17

Interest Shortfall                               $0.00              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                              $0.00              $0.00              $0.00              $0.00             $0.00
     Total Shortfall                             $0.00              $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                           $342,385.19
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance          $10,883,852.10
(Release) / Draw                          ($383,920.67)
Ending Reserve Acct Balance             $10,499,931.43

Exhibit 20.4
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of May 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     5                   4                  3                 2                   1
                                  Jan-99              Feb-99             Mar-99            Apr-99              May-99
Beginning Pool Balance       $217,928,630.54     $207,620,567.00    $196,425,316.16     $186,448,564.58    $177,026,304.16

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                $766,089.07         $472,933.32        $152,704.64         $305,937.53        $232,656.94
    Recoveries                   $619,965.12         $611,363.77        $669,709.87         $477,790.53        $331,286.59

Total Charged Off (Months 5, 4, 3)                 $1,391,727.03
Total Recoveries (Months 3, 2, 1)                  $1,478,786.99
Net Loss / (Recoveries) for 3 Mos                    ($87,059.96)(a)

Total Balance (Months 5, 4, 3)                   $621,974,513.70 (b)

Loss Ratio Annualized  [(a/b) * (12)]                   -0.1680%

Trigger:  Is Ratio > 1.5%                                     No
                                                                         Mar-99            Apr-99              May-99

B)   Delinquency Trigger:                                             $1,728,659.80       $1,519,644.99      $1,479,593.92
     Balance delinquency 60+ days                                          0.88006%            0.81505%           0.83580%
     As % of Beginning Pool Balance                                        1.03843%            0.90889%           0.84364%
     Three Month Average

Trigger:  Is Average > 2.0%                                   No

C)   Noteholders Percent Trigger:                        2.1528%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                   No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer